As filed with the Securities and Exchange Commission on March 28, 2013

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

KAYNE ANDERSON MLP INVESTMENT COMPANY

(Exact name of registrant as specified in its charter)

Maryland	56-2474626
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

717 Texas Avenue, Suite 3100

Houston, Texas 77002

(713) 493-2020

(Address of principal executive offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Series F Mandatory Redeemable	New York Stock Exchange
Preferred Shares, $25.00 liquidation
preference per share

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box ☐

Securities Act registration statement file number to which this form relates:             333-183599

Securities to be registered pursuant to Section 12(g) of the Act:             None.

EXPLANATORY NOTE

This Amendment to Form 8-A is being filed pursuant to Rule 12b-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), solely for the purpose of correcting a previously incorrect date which was used when incorporating by reference into this Exchange Act Registration Statement the description of Kayne Anderson MLP Investment Company’s (the “Registrant”) Series F Mandatory Redeemable Preferred Shares, $25.00 liquidation preference per share, referenced in the Registrant’s Prospectus Supplement filed with the U.S. Securities and Exchange Commission. The reference should have stated that the filing date of the Registrant’s Prospectus Supplement was March 28, 2013 rather than March 27, 2013.

Item 1.	Description of Registrant’s Securities to be Registered.

The shares (the “Shares”) to be registered hereunder are shares of Series F Mandatory Redeemable Preferred Shares, $25.00 liquidation preference per share, of Kayne Anderson MLP Investment Company (the “Registrant”). A description of the Shares is contained under the heading “Description of Mandatory Redeemable Preferred Shares” in the prospectus supplement filed on March 28, 2013 (the “Prospectus Supplement”) with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to Rule 497 under the Securities Act of 1933, as amended (the “Securities Act”), and such description is incorporated herein by reference. The Prospectus Supplement relates to the Registrant’s Registration Statement on Form N-2, as amended, which was initially filed with the Commission under the Securities Act and the Investment Company Act of 1940, as amended, on August 28, 2012 (Registration Nos. 333-183599 and 811-21593, respectively).

Item 2.	Exhibits.

1.	The Registrant’s Articles of Amendment and Restatement (incorporated herein by reference from the Registrant’s Pre-Effective Amendment No. 3 to its Registration Statement on Form N-2 (File Nos. 333-116479 and 811-21593) as filed with the Commission on September 1, 2004).

2.	The Registrant’s Articles Supplementary for Series A Mandatory Redeemable Preferred Shares (incorporated herein by reference from the Registrant’s Pre-Effective Amendment No. 2 to its Registration Statement on Form N-2 (File Nos. 333-165775 and 811-21593) as filed with the Commission on July 6, 2010).

3.	The Registrant’s Articles Supplementary for Series B Mandatory Redeemable Preferred Shares and Series C Mandatory Redeemable Preferred Shares (incorporated herein by reference from the Registrant’s Post-Effective Amendment No. 2 to its Registration Statement on Form N-2 (File Nos. 333-165775 and 811-21593) as filed with the Commission on February 14, 2011).

4.	The Registrant’s Articles Supplementary for Series D Mandatory Redeemable Preferred Shares (incorporated herein by reference from the Registrant’s Post-Effective Amendment No. 5 to its Registration Statement on Form N-2 (File Nos. 333-165775 and 811-21593) as filed with the Commission on May 5, 2011).

5.	The Registrant’s Articles Supplementary for Series E Mandatory Redeemable Preferred Shares (incorporated herein by reference from the Registrant’s Post-Effective Amendment No. 2 to its Registration Statement on Form N-2 (File Nos. 333-177550 and 811-21593) as filed with the Commission on March 15, 2012).

6.	The Registrant’s Articles Supplementary for Series F Mandatory Redeemable Preferred Shares (incorporated herein by reference from the Registrant’s Post-Effective Amendment No. 4 to its Registration Statement on Form N-2 (File Nos. 333-183599 and 811-21593) as filed with the Commission on March 27, 2013).

7.	The Registrant’s Amended and Restated Bylaws (incorporated herein by reference from the Registrant’s Pre-Effective Amendment No. 4 to its Registration Statement on Form N-2 (File Nos. 333-116479 and 811-21593) as filed with the Commission on September 16, 2004).

8.	Form of Stock Certificate for the Registrant’s Common Stock (incorporated herein by reference from the Registrant’s Registration Statement on Form N-2 (File Nos. 333-140488 and 811-21593) as filed with the Securities and Exchange Commission on February 7, 2007).

9.	Form of Stock Certificate for the Registrant’s Series D Mandatory Redeemable Preferred Shares (incorporated herein by reference from the Registrant’s Post-Effective Amendment No. 5 to its Registration Statement on Form N-2 (File Nos. 333-165775 and 811-21593) as filed with the Commission on May 5, 2011).

10.	Form of Stock Certificate for the Registrant’s Series E Mandatory Redeemable Preferred Shares (incorporated herein by reference from the Registrant’s Post-Effective Amendment No. 2 to its Registration Statement on Form N-2 (File Nos. 333-177550 and 811-21593) as filed with the Commission on March 15, 2012).

11.	Form of Stock Certificate for the Registrant’s Series F Mandatory Redeemable Preferred Shares (incorporated herein by reference from the Registrant’s Post-Effective Amendment No. 4 to its Registration Statement on Form N-2 (File Nos. 333-183599 and 811-21593) as filed with the Commission on March 27, 2013).

12.	Form of Fitch Rating Guidelines (incorporated herein by reference from the Registrant’s Registration Statement on Form N-2 (File Nos. 333-177550 and 811-21593) as filed with the Commission on October 26, 2011).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 28, 2013	Kayne Anderson MLP Investment Company

	By:	/s/ JAMES C. BAKER
		Name:	James C. Baker
		Title:	Executive Vice President